UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

BIONUTRICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 E Camelback Road, Suite 700
Phoenix, AZ 85016		85016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (602) 508-0112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of March 16, 2005 the Company and Nostrum Pharmaceuticals, Inc. (“Nostrum”) entered into a Technology License Agreement for the development of proprietary and generic drugs using Nostrum’s technology and know-how. Nostrum is a specialty pharmaceutical company engaged in the formulation and development of drugs utilizing different compositions and methods of delivery to produce improved pharmacokinetics, safety, and side-effect profile. Nostrum has a platform of proprietary technologies that the Company believes will provide it with specialized methods of delivery for use in its product formulations.

The Company will issue Nostrum six million shares of its common stock in a private placement as payment for the license. In addition, Nostrum will receive a royalty with respect to generic drugs using the technology.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.49	Technology License Agreement date March 16, 2005, by and between the Company and Nostrum Pharmaceuticals, Inc.

10.50	Stock Purchase Agreement dated March 16, 2005, by and between the Company and Nostrum Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONUTRICS, INC.

Dated: March 18, 2005	By:	/s/ RONALD H. LANE
RONALD H. LANE
President, and Chief Executive Officer